UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

--------------------------------------------------------------------------------


                                   FORM 8-K/A
                                 Amendment No.2

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Date of report (Date of earliest event reported): o, 2003


                             Dycom Industries, Inc.
             (Exact name of Registrant as specified in its charter)

                                     Florida
                 (State or other jurisdiction of incorporation)


      0-5423                                                59-1277135
   (Commission                                           (I.R.S. Employer
   File Number)                                         Identification No.)


4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida            33410
          (Address of principal executive offices)                  (Zip Code)


                                 (561) 627-7171
              (Registrant's telephone number, including area code)




                             Exhibit Index on page o

Item 2. Acquisition or Disposition of Assets

         The acquisition of UtiliQuest was accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. The purchase price in excess of the fair value of the net tangible and identifiable assets acquired will be allocated to goodwill. The purchase price allocation is not final and is subject to changes upon completion of final valuations of certain assets.

Item 7. Financial Statements and Exhibits

         This Amended Current Report on Form 8-K is filed to provide the financial information with respect to the Acquisition required by Item 7 of Form 8-K and to amend the language of sections (a) and (b) of Item 7 of the Form 8-K filed on December 11, 2003.

     (a)  Financial Statements of Business Acquired

               Audited financial statements of UtiliQuest as of December 31, 2002 and for the year ended December 31, 2002.

               Unaudited financial statements of UtiliQuest as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002.

     (b)  Pro forma Financial Information

               Unaudited pro forma condensed combined balance sheet of Dycom as of October 25, 2003, which gives effect to the acquisition of UtiliQuest and the acquisition of assets and assumption of certain liabilities from First South as if it had occurred on October 25, 2003.

               Unaudited pro forma condensed combined statements of operations of Dycom for the year ended July 26, 2003 and for the three months ended October 25, 2003, which gives effect to the acquisition of UtiliQuest and the acquisition of assets and assumption of certain liabilities from First South as if it had occurred on July 28, 2002.

     (c)  Exhibits

          Exhibit No.               Description
          -----------               -----------

          2.1 Agreement and Plan of Merger, dated as of November 17, 2003, among Dycom Industries, Inc., UtiliQuest Acquisition Corp., UtiliQuest Holdings Corp. and OCM/GFI Power Opportunities Fund, L.P. (incorporated herein by reference to Exhibit 10.3 of the Form 10-Q for the Quarter Ended October 25, 2003 filed by Dycom on December 5, 2003, File No. 001-10613).

         23.1                       Consent of PricewaterhouseCoopers.

         99.1 Press Release, dated December 3, 2003 (incorporated herein by reference to Exhibit
                                    99.1 of the Current Report on Form 8-K filed by Dycom on December 4, 2003, File No. 001-10613).

                            UtiliQuest Holdings Corp.
                                    Index to
                         Historical Financial Statements

Report of Independent Accountants                                                                     5

Consolidated Balance Sheet at December 31, 2002                                                       6

Consolidated Statement of Operations for the year ended December 31, 2002                             7

Consolidated Statement of Stockholder's Equity for the year ended                                     8
     December 31, 2002

Consolidated Statement of Cash Flows for the year ended December 31, 2002                             9

Notes to Consolidated Financial Statements for the year ended December 31, 2002                      10


Consolidated Balance Sheet at September 30, 2003 (Unaudited)                                         24

Consolidated Statements of Operations for the nine months ended September 30, 2003
     and September 30, 2002 (Unaudited)                                                              25

Consolidated Statements of Cash Flows for the nine months ended September 30, 2003
     and September 30, 2002 (Unaudited )                                                             26

Notes to Unaudited Consolidated Financial Statements                                                 27

                         Report of Independent Accountants



To the Board of Directors and Stockholders of UtiliQuest Holdings Corp.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the consolidated financial position of UtiliQuest Holdings Corp. and its subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers


March 28, 2003, except as to
   Note 16 for which the date is
   December 3, 2003


Atlanta, Georgia

                            UtiliQuest Holdings Corp.
                           Consolidated Balance Sheet
                                December 31, 2002

Assets
Current Assets
     Cash                                                                        $      2,013,000
     Accounts receiveable, net of allowance of $535,000                                12,842,000
     Unbilled revenues                                                                    670,000
     Prepaid expenses and other                                                         2,500,000
     Deferred tax assets                                                                7,764,000
                                                                                -----------------
                  Total current assets                                                 25,789,000
Property and equipment, net                                                            19,735,000
Goodwill                                                                               40,631,000
Intangible assets, net                                                                 18,260,000
Restricted cash - insurance trust                                                       2,780,000
Other                                                                                     625,000
                                                                                -----------------
                  Total assets                                                   $    107,820,000
                                                                                -----------------
Liabilities and Stockholders' Equity
Current liabilities
     Revolving credit line                                                       $      8,144,000
     Accounts payable                                                                   2,980,000
     Accrued expenses                                                                  18,739,000
     Capital lease obligations, current portion                                         3,795,000
     Long-term debt, current portion                                                    2,000,000
                                                                                -----------------
                  Total current liabilities                                            35,658,000
Capital lease obligations, net of current portion                                       6,846,000
Deferred tax liabilities                                                                4,101,000
Long term debt                                                                         24,100,000
                                                                                -----------------
                  Total liabilities                                                    70,705,000
                                                                                -----------------
Commitments adn contingencies
Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized,
41,462,000 issued and outstanding                                                          41,000
Additional paid-in-capital                                                             41,421,000
Retained deficit                                                                       (4,347,000)
                                                                                -----------------
                  Total stockholders' equity                                           37,115,000
                                                                                -----------------
                  Total liabilities and stockholders' equity                    $     107,820,000
                                                                                =================



                   The accompanying notes are an integral part of these consolidated financial statements.


                            UtiliQuest Holdings Corp.
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 2002
Net revenues                                                                     $  119,701,000
                                                                                 ---------------
Cost of revenues
   Payroll and related cost                                                          60,340,000
   Transportation, insurance and direct operating supplies                           30,198,000
   Depreciation and amortization                                                      5,324,000
                                                                                 ---------------
         Cost of revenues                                                            95,862,000
                                                                                 ---------------
         Gross margin                                                                23,839,000
                                                                                 ---------------
Selling, general and administrative expenses
   Salaries                                                                           6,628,000
   Office related costs                                                              12,102,000
   Depreciation and amortization                                                      3,305,000
   Impairment loss on goodwill                                                        4,917,000
                                                                                 ---------------
             Total selling, general and administrative expenses                      26,952,000
                                                                                 ---------------
Operating loss                                                                       (3,113,000)
                                                                                 ---------------
Other expense
   Interest expense                                                                   2,412,000
   Other                                                                                 47,000
                                                                                 ---------------
         Total other expense                                                          2,459,000
                                                                                 ---------------
Loss before income tax benefit                                                       (5,572,000)
Income tax benefit                                                                     (328,000)
                                                                                 ---------------
         Net loss                                                                $   (5,244,000)
                                                                                 ===============



                   The accompanying notes are an integral part of these consolidated financial statements.

                            UtiliQuest Holdings Corp.
                 Consolidated Statement of Stockholders' Equity
                      For the Year Ended December 31, 2002


                                               Common Stock                 Additional                        Total
                                                   Issued and     Amount      Paid-in       Retained   Stockholders'
                                     Authorized    Outstanding     (1)       Capital        (Deficit)     Equity
                                     ----------    -----------   ---------  -----------   -----------  -------------
Balances at January 1, 2002          50,000,000    36,000,000     $36,000   $35,964,000   $   897,000  $ 36,897,000
     Common stock issued                     -      5,462,000       5,000     5,457,000             -     5,462,000
     Net Loss                                -              -           -                  (5,244,000)   (5,244,000)
                                     ----------    -----------   ---------  -----------   -----------  -------------
Balances at December 31, 2002        50,000,000    41,462,000     $41,000   $41,421,000   $(4,347,000) $ 37,115,000
                                     ==========    ===========   =========  ===========   ===========  =============



(1)      The Company's common stock has a par value of $0.001 per share.


                   The accompanying notes are an integral part of these consolidated financial statements.


                            UtiliQuest Holdings Corp.
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 2002
Cash flows from operating activities
Net loss                                                                              $ (5,244,000)
Adjustments to reconcile net loss to net cash provided by operating activities
     Depreciation and amortization                                                       8,629,000
     Impairment loss on goodwill                                                         4,917,000
     Deferred income taxes                                                                (394,000)
     Loss on sale of assets                                                                198,000
     Bad debt expense                                                                      302,000
     Changes in operating assets and liabilities
         Accounts receivable                                                              (892,000)
         Unbilled revenues                                                                (149,000)
         Income tax receivable                                                             411,000
         Prepaid expenses and other                                                     (1,005,000)
         Accounts payable                                                                 (553,000)
         Accrued expenses                                                               (2,318,000)
                                                                                      -------------
                  Net cash provided by operating activities                              3,902,000
                                                                                      -------------

Cash flows from investing activities
Purchases of property and equipment                                                     (1,533,000)
Proceeds from sale of property and equipment                                               456,000
Post acquisition settlement                                                              3,600,000
Acquisitions, net of cash received                                                     (12,368,000)
                                                                                      -------------
                  Net cash used in investing activities                                 (9,845,000)
                                                                                      -------------

Cash flows from financing activities
Restricted cash - insurance trust                                                       (1,530,000)
Net repayments on revolving credit line                                                 (2,904,000)
Proceeds from borrowings                                                                17,582,000
Repayments of debt                                                                      (8,976,000)
Proceeds from short-term loan                                                           12,000,000
Repayment of short-term loan                                                           (12,000,000)
Payments on capital lease obligations                                                   (2,848,000)
Common stock issued                                                                      5,462,000
                                                                                      -------------
                  Net cash provided by financing activities                              6,786,000
                                                                                      -------------
Net increase in cash and cash equivalents                                                  843,000
Cash and cash equivalents, beginning of year                                             1,170,000
                                                                                      -------------
Cash and cash equivalents, end of year                                                  $2,013,000
                                                                                      =============
Supplemental disclosure of cash flow information
Interest paid during year                                                               $2,073,000
                                                                                      =============

Taxes paid during year                                                                    $155,000
                                                                                      =============

Supplemental schedule of noncash investing and financing activities
Fair value of assets required                                                           31,605,000
Less liabilities assumed                                                               (14,380,000)
                                                                                      -------------
                                                                                       $17,225,000
                                                                                      =============
Equipment acquired through capital lease                                                $8,867,000
                                                                                      =============


                   The accompanying notes are an integral part of these consolidated financial statements.

                            UtiliQuest Holdings Corp.
                   Notes to Consolidated Financial Statements
                                December 31, 2002

1.   Business and Organization

     Business
     UtiliQuest Holdings Corp. and its wholly owned subsidiaries, UtiliQuest, LLC and Underground Technology, Inc. ("UGTI"), (collectively, "the Company") provide a location and meter reading service primarily to utility and telecommunication customers. A locating service places markings, above ground, that indicate the presence of underground electric, gas, fiber optic, cable, telephone, sewer and water facilities prior to excavation. The Company's headquarters are in Atlanta, Georgia and has approximately 65 office locations in 18 states within the United States.

     Organization
     In early 1998, Byers Engineering formed Byers Locate Services LLC as a separate operating unit. On July 30, 1998, Byers Engineering sold 74 percent of its operating unit to Enron. In conjunction with the sale, the name of the operating unit was changed to UtiliQuest and a minority interest was sold to Alan Robertson. Enron (74%), Byers Engineering (20%) and Alan Robertson (6%) formed the Members of UtiliQuest ("Members"). On November 3, 1998, UtiliQuest acquired the utility locating division of Denver based Kelly Cable Corporation, expanding the Company's national presence.

     Effective August 31, 2001, the Company entered into a Member Unit Purchase Agreement with OCM/GFI Power Opportunities Fund, L.P. (the "Acquisition Agreement") to acquire 100 percent of the members' units of UtiliQuest, LLC. The cash purchase price for the Members' units was approximately $59.8 million plus acquisition expenses of approximately $1.1 million. The cash was obtained from an issuance of common stock of $36 million and $23.8 million in debt financing. The purchase price was allocated to the assets and liabilities acquired using the estimated fair values at the date of acquisition. The excess of purchase price over the estimated fair values resulted in assigning approximately $36.8 million to goodwill and $11.9 million to an intangible asset - customer relationships. Goodwill and intangible assets acquired in this transaction are tax deductible. The Company assumed approximately $22 million of liabilities in the transaction.

     The Company has claimed that significant liabilities associated with locate damages, workers' compensation and auto accruals (Note 7) were not properly accrued on the closing balance sheet. On April 9, 2002, a settlement agreement was created to establish an escrow that would address claims in accordance with certain criteria. As of December 31, 2002, the Company has submitted claims in accordance with the escrow criteria. See Note 16 for further discussion on the settlement of these claims.

     The amounts received as a result of the Company's successful claim against the previous Members of UtiliQuest, LLC will be applied as a reduction to goodwill recorded in connection with the acquisition.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation
     The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries, UtiliQuest LLC and UGTI. All intercompany accounts and transactions are eliminated in consolidation.

     In September 2002, the Company acquired Underground Technology, Inc. This acquisition was accounted for using the purchase method of accounting; hence, the Company's results include the results of this entity from its acquisition date.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     Cash and Cash Equivalents

     The Company considers all short-term investments with maturity of three months or less when purchased to be cash equivalents.

     The Company routinely has deposits at financial institutions, which substantially exceed federal depository insurance coverage. Management believes maintaining the deposits at large, reputable banks mitigates any risks associated with these excess deposits.

     Restricted Cash - Insurance Trust

     Restricted cash represent deposits with certain financial institutions for collateral on auto and workers compensation claims. The Company expects that these amounts will never be depleted as other accounts with certain minimum funding requirements have been established to pay the Company's auto and workers compensation claims.

     Revenue Recognition

     Revenues are recorded as services are performed. Unbilled revenues represent services performed and recognized as revenue, but not yet billed to the customer due to the time lag in the processing of invoices.

     Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives using the straight-line method. Useful lives range from: leasehold improvements - the term of the respective lease or the estimated useful life of the improvements, whichever is shorter; new vehicles - 4-5 years; new equipment and machinery - 4-5 years; and furniture and fixtures - 3-10 years. Expenditures that extend the economic lives or improve the efficiency of equipment are capitalized. The cost of maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recognized in the consolidated statement of operations.

     Leasehold improvements and capital leases are amortized over the lease term (which approximates the estimated useful lives of the underlying assets). For income tax purposes, accelerated depreciation methods are primarily used with the establishment of deferred income tax liabilities for the resulting temporary differences.

     Effective January 1, 2002, the Company changed its accounting estimate relating to vehicle depreciation. The estimate service life for most vehicles was decreased to four years. The change was based upon historical actual usage of the vehicles. As a result of the change, 2002 net income was decreased by approximately $315,000.

     Long-Lived Assets

     Long-lived assets other than goodwill and indefinite life intangibles are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations are measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value of the assets.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     Goodwill and Other Intangible Assets
     Customer contracts and related customer relationships are being amortized over the expected duration of those assets, generally 15 years. Deferred loan costs are amortized over the term of the credit facilities.

     In June 2001, FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 establishes new standards for goodwill acquired in a business combination, eliminates amortization of goodwill, and instead sets forth methods to periodically evaluate goodwill for impairment. The Company early adopted SFAS No. 142 on August 31, 2001. On an annual basis, at December 31, or when events and circumstances occur that may indicate impairment, management evaluates the recoverability of acquired goodwill and other intangible assets by comparing the carrying value of the assets to the associated current and projected cash flows; management also considers business prospects, market trends and other economic factors in performing this evaluation. Impairment losses are measured as the amount by which the carrying amount of the assets exceeds its fair value.

     In December 2002, the Company received notice from SBC of a decision to bring locating and other contracted services internally throughout its subsidiaries. Shortly thereafter, Pacific Bell and Southwestern Bell, subsidiaries of SBC, provided notice to the Company detailing plans to start internal performance of the contract locating work. Pacific Bell represented approximately 45 percent of Underground Technology Inc.'s revenue and Southwestern Bell represented approximately 1.8 percent of UtiliQuest LLC's revenue. The Company performed a review of its reporting units as of December 31, 2002, and identified an impairment loss on the Underground Technology, Inc. reporting unit. The valuation performed as part of the analysis employed a combination of present value techniques to measure fair value corroborated by comparisons to estimated market multiples. Third party specialists were engaged to assist in the valuations. As a result, the Company recorded a noncash impairment charge of $4.9 million during fiscal 2002.

     Deferred Financing Costs
     Deferred financing costs are amortized over a period of five years, the term of the relating debt instruments. Amortization of deferred financing costs for the year ended December 31, 2002, was $757,000.

     Stock-Based Compensation
     The Company uses the intrinsic value method to account for its stock based employee compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions and changes in these assumptions can materially impact the fair value of the options and the Company's options do not have the characteristics of traded options, the option valuation models do not necessarily provide a reliable measure of the fair value of its options. The pro forma disclosures required by SFAS No. 148 are reflected below. No stock-based compensation cost is reflected in net income as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Had the Company used the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company's pro forma net income would have been as follows for the year ended December 31, 2002:


        Net loss
             As reported                                         $   (5,244,000)

        Stock-based compensation cost
            (fair value method), net of related tax effects      $        7,000

        Pro forma net loss                                       $   (5,251,000)

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     In applying SFAS 123, the fair value of stock options granted by the Company was estimated using the Black-Scholes option pricing model assuming risk free rates of 3.61 percent for 2002, with no dividend yield, no expected volatility and an expected term of seven years. The resulting weighted average fair value of options granted during 2002 was $0.30.

     Advertising Expense
     The Company expenses all advertising costs as incurred. Advertising expense for the year ended December 31, 2002, was $132,000.

     Income Taxes
     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax bases and financial reporting bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

     Self-Insured Liabilities
     The Company is self insured on locate damage claims, workers compensation, auto insurance and healthcare. The Company is self insured on each claim, up to certain limits. The Company accrues for specific claims and an estimate of claims incurred but not reported. The amounts are accrued based on historical experience and specific analysis of the claims. The self-insured claim liability includes incurred but not reported losses of $2,099,000 at December 31, 2002. The determination of such claims and expenses and the appropriateness of the related liability is periodically reviewed and updated. Because the company retains these risks, up to certain limits, a change in experience could materially affect results of operation in a particular period.

     Fair Value of Financial Instruments
     The fair value of cash, accounts receivable and trade accounts payable and accrued expenses are not materially different than their carrying amounts as reported at December 31, 2002, due to the short-term nature of these accounts. The December 31, 2002, debt balances under the credit facility approximate the fair value on the basis of the variable interest related to such debt.

     Use of Estimates
     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recently Issued Accounting Pronouncements
     In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and (or) normal use of the asset.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     The Company is required and plans to adopt the provisions of SFAS No. 143 on January 1, 2003. Upon initial application, entities are required to recognize a liability for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of this Statement. An asset retirement cost would be capitalized as an increase to the carrying amount of the associated long-lived asset, and would be subject to depreciation. The cumulative effect, if any, of initially applying this Statement will be recognized as a change in accounting principle. The Company does not believe there are any obligations meeting the criteria of the standard.

     In December of 2002, the Company elected early adoption of SFAS No. 145 Rescission of FASB Statement No. 4, 44 and 64, Amendment to FASB Statement No. 13, and Technical Corrections of April 2002. Under the new accounting standard, gains and losses incurred upon the extinguishment of debt may no longer qualify for extraordinary treatment and are now included as a component of income or loss before taxes. The Company has adopted SFAS No. 145 in the financial statements and accordingly has recorded in interest expense $570,000 for the year ended December 31, 2002, related to the extinguishment of debt.

     In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued. This statement requires the recording of costs associated with exit or disposal activities at their fair values once a liability exists. Under previous guidance, certain exit costs were accrued when management committed to an exit plan, which may have been before an actual liability arose. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002, with early adoption encouraged. The adoption of SFAS No. 146 did not have a material impact on the Company's financial statements.

     In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure was issued. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-based Compensation, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock based awards using the fair value method. However, the disclosure provisions are required for all companies with stock based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 148's transition provisions are effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure provisions of SFAS No. 148.

     In November 2002, FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, was issued. This interpretation requires elaborating on the disclosures that must be made by a guarantor in its interim and annual financial statements about obligations under certain guarantees or warranties that it has issued. FIN 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of this FIN are effective for financial statements issued after December 15, 2002 and its recognition requirements are applicable for guarantees issued or modified after December 31, 2002. The Company has not entered into or modified any guarantees subsequent to December 15, 2002, and the Company does not have any material warranties.

     In January 2003, FIN 46, Consolidation of Variable Interest Entities, was issued with the objective of improving financial reporting by companies involved with variable interest entities. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. Historically, entities generally were not consolidated unless the entity was controlled through voting interests. FIN 46 requires that a variable

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     interest entity be consolidated by a company if that company is the primary beneficiary of the variable interest entity. Primary beneficiary means the company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN 46 also sets forth disclosure requirements for those variable interest entities to which the company is not the primary beneficiary and therefore would not be consolidated. The disclosures are required in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was created. The Company does not have any interests in variable interest entities.

3.   Acquisition

     On September 17, 2002, the Company acquired 100 percent of the common stock of UGTI for approximately $24 million in cash and notes, plus acquisition expenses of approximately $1 million. UGTI engages in performing underground locating services to major utility and telecommunication companies in California. This acquisition expands the Company's geographical presence within the western portion of the United States. The purchase price of $24 million was paid as approximately $17 million in cash and approximately $7 million in notes payable to the seller. The purchase price was allocated to the assets and liabilities acquired using the estimated fair values at the date of acquisition. The excess of purchase price over the estimated fair value resulted in assigning approximately $13 million to goodwill and $6.1 million to an intangible asset - customer relationships. The Company engaged the assistance of an independent valuation company which employed the use of the capitalized free cash flow methodology to determine the basis of allocation. This methodology determines the fair value of a reporting unit's assets by analyzing the free cash flows that the business can generate, and making a determination of what an investor would be willing to pay for this cash flow stream, given its overall risk and anticipated growth. Goodwill and intangible assets acquired in this transaction are not tax deductible.

     The Company also acquired $4.9 million of cash classified as current assets below. The operating results of UGTI are included in the accompanying consolidated financial statements from September 17, 2002.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at September 17, 2002:

      Current assets                                             $10,735,000
      Property, plant and equipment                                1,728,000
      Intangible assets                                            6,100,000
      Goodwill                                                    13,042,000
                                                             ---------------
                        Total assets acquired                     31,605,000
                                                             ---------------
      Current liabilities                                          7,302,000
      Long-term liabilities                                          478,000
      Notes payable                                                6,600,000
                                                             ---------------
                        Total liabilities assumed                 14,380,000
                                                             ---------------
                        Net assets acquired                      $17,225,000
                                                             ===============


     The notes issued to the sellers in conjunction with the acquisition are deferred payments that mitigate the Company's exposures to potential liabilities related to unrecorded locate damage claims at the date of the sale and certain potential tax liabilities. To the extent the liabilities are discovered within the contracted time period, the face amount of the notes will be reduced by the amounts paid by the Company on the potential liabilities. The notes are comprised of Promissory Note A and Promissory Note B. Promissory Note A is a three year note with a principal of $3,000,000 and bears interest at 6 percent, payable semi-annually on March 31 and September 30. Promissory Note B is a seven year note with a principal of $3,600,000 and bears interest at 6 percent, payable semi-annually on March 31 and September 30.

     See Note 16 for further discussion on the settlement of Promissory Note A.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     The following unaudited pro forma summaries present the Company's consolidated results of operations as if the foregoing acquisition had occurred on January 1, 2002:

     Total revenues                            $135,642,000
     Net loss                                  $ (6,351,000)


4.   Property and Equipment


     Property and equipment consisted of the following at December 31, 2002:


                                                                           Capital
                                                          Owned            Leases           Total
     Vehicles and automotive equipment              $    5,356,000   $   11,976,000   $   17,332,000
     Locate and field equipment                          4,809,000           19,000        4,828,000
     Computer hardware and software                      2,650,000        2,572,000        5,222,000
     Furniture and fixtures                                622,000          185,000          807,000
     Leasehold improvements                                153,000                -          153,000
                                                    ----------------------------------------------------
                                                        13,590,000       14,752,000       28,342,000
     Less: accumulated depreciation
     and amortization

                                                         5,122,000        3,485,000        8,607,000
                                                    ----------------------------------------------------
                                                    $   8,468,000     $  11,267,000   $   19,735,000
                                                    ====================================================


     Depreciation and amortization expense was approximately $7,002,000 for the year ended December 31, 2002. Maintenance and repairs of property and equipment was approximately $1,940,000 for the year ended December 31, 2002. The net book value of computer software at December 31, 2002, was $547,000.


5.   Intangible Assets


     Intangible assets at December 31, 2002, consist of the following:



                                                                         Estimated
                                                                        Useful Lives
      Carrying amount
           Customer contracts and related customer relationships           15 years          $ 18,210,000
           Debt issuance costs                                              5 years               965,000
                                                                                            -------------
                                                                                               19,175,000


      Accumulated amortization
          Customer contracts and related customer relationships                                 (895,000)
          Debt issuance costs                                                                    (20,000)
                                                                                            -------------
                                                                                             $ 18,260,000
                                                                                            =============


     Amortization expense was $1,627,000 for the year ended December 31, 2002. Debt issuance costs of $712,000, were written off in conjunction with the Company's new credit agreement (Note 8).

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

     Estimated amortization expense for 2003 and each of the five succeeding fiscal years is as follows:

      2003                        $    1,440,000
      2004                             1,416,000
      2005                             1,416,000
      2006                             1,416,000
      2007                             1,400,000
                                   -------------
                                   $   7,088,000
                                   =============


6.   Goodwill

     A summary of changes in the Company's goodwill during the year ended December 31, 2002, is as follows:

                                                                    Goodwill

        Balance, January 1, 2002                                 $ 36,802,000
        Additions (Note 3)                                         13,146,000
        Post acquisition settlement                               (4,400,000)
        Impairment                                                (4,917,000)
                                                                 ------------
        Balance, December 31, 2002                               $ 40,631,000
                                                                 ============

          Post Acquisition Settlement
          Under the Acquisition Agreement, the Company had sixty days to adjust the preliminary balance sheet. The Company filed a working capital adjustment during 2001 and received approximately $3.6 million in cash and approximately $800,000 of management fees were discharged.

          Goodwill Impairment
          Under SFAS 142, goodwill and intangible assets with indefinite useful lives are not amortized but instead are reviewed for impairment at least annually and written down only in periods in which it is determined that the fair value is less than the recorded value. SFAS 142 also requires the transitional impairment review for goodwill, as well as an annual impairment review, to be performed on a reporting unit basis. In connection with the Company's annual review, recorded goodwill was determined to be impaired in the UGTI reporting unit due to changes within a major customer contract. In the fourth quarter of 2002, the Company completed its annual impairment review of UGTI and recognized an impairment loss of $4,917,000.

7.       Accrued Expenses

         Accrued expenses consisted of the following at December 31:
                                                                       2002
         Locate damage claims                                     $ 9,278,000
         Accrued payroll and related                                4,040,000
         Workers' compensation claims                               2,172,000
         Auto insurance claims                                        935,000
         Healthcare claims                                            544,000
         Other accrued liabilities                                  1,770,000
                                                                 ------------
                                                                  $18,739,000
                                                                 ============

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

          The Company is self insured for the first $250,000 of claims on locate damages. The locate damages represent claims for harm to property, persons or job overruns (time and material overruns). The Company's customer or their representative reports damages, which are investigated and assessed by the Company. The potential claim is estimated and developed by the Company based on facts, circumstances and historical evidence.

          Due to the significance of the self insured portions of the Company's insurance claims, the insurer has custody of $2,780,000 in cash deposits at December 31, 2002. The amount is reported as restricted cash in the accompanying consolidated balance sheet.

8.        Revolving Credit Line and Long-Term Debt

          On December 6, 2002, the Company entered into a revolving credit facility and term loan agreement ("Credit Agreement"). The proceeds from the new agreement were used to repay the previous revolving credit line, term loan and security agreement. The Company recorded expense of $712,000 for the remaining deferred financing costs associated with the previous debt agreement during 2002. Long-term debt consists of approximately $7 million in notes payable (Note 3) and a term loan of $19.5 million.

          Revolving Credit Line
          The Revolving Credit Line accrues interest at a rate equal to Prime plus 1.50 percent or 5.75 percent at December 31, 2002. The Revolving Credit Line matures on December 6, 2007. The maximum amount allowed for borrowing under the Revolving Credit Line is the lesser of (i) $16,000,000 less any outstanding letter of credit arrangements or (ii) 90 percent of eligible accounts receivables plus the pre-set amortized advance amount, referred to as total availability. The Company had an available borrowing base of $12,869,000 under the revolving credit facility at December 31, 2002 based on the lending formula, of which $8,144,000 was used.

          Term Loan
          Principal payments are due quarterly, beginning in April 2003 and interest payments on the Term Loan are due monthly, beginning January 2003, until January 2008. The Term Loan accrues interest at a rate equal to Prime plus 4.25 percent, or 8.50 percent at December 31, 2002. The Company deferred approximately $965,000 of fees related to the credit agreement, which are being amortized over its five-year term. The Company is required to pay an annual nonutilization fee equal to one percent of the unused portion of the credit capacity.

          The credit agreement is collateralized by substantially all of the Company's assets. The credit agreement contains certain covenants, which are financial and nonfinancial in nature. The credit agreement imposes certain conditions including restricting the Company's ability to encumber assets or incur certain types of indebtedness and maintaining a leverage ratio of not greater than 3.25, as measured at the end of each fiscal quarter. Given the Company's recent acquisition, anticipated cash flow and EBITDA results fell outside the credit agreement's EBITDA covenant. Therefore, as of December 31, 2002, the Company failed to meet its EBITDA covenant. The Financial Cure Notice included in the debt agreement allows the Company to meet the financial covenants retroactively through an equity capital contribution. The Company received an equity capital contribution of $1.5 million from its largest shareholder on April 18, 2003. The contribution was made in exchange for 1,200,000 of additional common shares. The provision for the contribution allowed the Company to meet compliance with all financial covenants and conditions under the credit agreement for the year ended December 31, 2002.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

          Future maturities of the term debt and promissory notes (Note 3) are as follows:


         2003                                                    $   2,000,000
         2004                                                        3,000,000
         2005                                                        7,000,000
         2006                                                        5,000,000
         2007                                                        5,500,000
         Thereafter                                                  3,600,000
                                                                --------------
                                                                $   26,100,000
                                                                ==============

9.       Income Taxes

          Income tax benefit consisted of the following for the year ended December 31, 2002:

         Federal
               Current                                         $           -
               Deferred                                               (362,000)
                                                               ----------------
                                                                      (362,000)
                                                               ----------------
         State
               Current                                                  66,000
               Deferred                                                (32,000)
                                                               ----------------
                                                                        34,000
                                                               ----------------
                                                                $     (328,000)
                                                               ================

          The tax benefit differs from the amount that would be calculated by applying the federal statutory rate of 34 percent to income before income taxes as follows:

            Expected tax benefit                               $    (1,894,000)
            State income taxes                                         279,000
            Nondeductible goodwill impairment                        1,672,000
            Other                                                     (385,000)
                                                               ----------------
            Benefit of income taxes                            $      (328,000)
                                                               ================

          The Company's deferred tax assets and liabilities consists of the following at December 31, 2002:

             Current deferred tax assets
                Net operating loss carryforward                     $6,156,000
                Allowance for doubtful accounts                        209,000
                Nondeductible accruals                               1,110,000
                AMT credit carryforward                                 34,000
                Other                                                  255,000
                                                                  --------------
                        Current deferred tax assets                  7,764,000
                                                                  --------------
            Long-term deferred tax liabilities
               Property and equipment                               (2,578,000)
               Goodwill amortization                                (1,416,000)
               Acquisition costs                                      (107,000)
                                                                 --------------
                        Long-term deferred tax liabilities          (4,101,000)
                                                                 --------------
                                                                   $ 3,663,000
                                                                 ==============

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002

          Realization of the Company's deferred tax asset is dependent on generating sufficient taxable income in the future. When determining when to record a valuation allowance, management considers whether it is more likely than not that the deferred tax assets will be realized.

          The Company generated a net operating loss carryforward during the year ended December 31, 2002, of $16,033,000. This carryforward is available to offset future taxable income. The net operating loss carryforward will begin to expire December 31, 2021.

          The utilization of a portion of the net operating losses is limited on an annual basis due to a change in ownership of UGTI. Management does not believe that these limitations will significantly impact the Company's ability to utilize the net operating losses before they expire.

10.       Stock Option Plan

          The 2001 Omnibus Stock Incentive Plan (the "Plan") for certain employees (including executive officers) reserved 3.6 million shares of common stock for future issuance upon exercise of options. The options vest over a five-year period and expire at the earliest of (1) the end of ten years from the date of grant, (2) sixty days following the termination of the holder's employment, (3) immediately if employment is terminated for cause, or (4) six months following the death or disability of the holder.

          The options are granted with an exercise price equal to the fair market value of the stock on the grant date. The Company is accounting for its options under APB Opinion 25 and, accordingly, no compensation cost has been recognized for stock options in the consolidated financial statements.

          A summary of the status and changes in shares of the Company's common stock subject to option under the option plan is as follows:

                                            Shares Subject     Average Exercise
                                              to Option              Price
                                            --------------     -----------------
       Balance, January 1, 2002                2,370,000                 1.00
       Granted                                    70,000                 1.18
       Exercised                                     -                    -
       Forfeited                                     -                    -
                                            --------------
       Balance, December 31, 2002              2,440,000                 1.01
                                            ==============



                                                               Outstanding                       Exercisable
                                                 ------------------------------------------ ------------------------------
                                                                               Average                      Average
                                                                 Average      Exercise                     Exercise
       Exercise Price Range                        Options        Life         Price         Options        Price
       ------------------------------------        -------      ---------     ---------     ---------      ---------
       $ 1.00                                     2,390,000         9            1.00        474,000          1.00
       $ 1.25                                        50,000        10            1.25           -              -
                                                -----------                                ---------
       $1.00-1.25                                 2,440,000                                  474,000
                                                ===========                                =========

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002


11.       Employee Benefit Plans

          Profit-Sharing Plans
          The Company has defined contribution plans for their employees, which are qualified under Section 401(k) of the Internal Revenue Code. They typically provide benefits to a broad group of employees and may not discriminate in favor of highly compensated employees in coverage, benefits or contributions. Under the provisions of the Plans, eligible participants may elect to contribute up to the maximum amount of tax-deferred contributions allowed by the Internal Revenue Code. The Company's employees may voluntarily participate in the 401(k) Savings Plans upon meeting eligibility requirements. The Company provides matching employer contributions, which are vested over time. The Company's contribution to the UtiliQuest plan is a match of 30 percent of employee's contributions. This match is limited to employee contributions of up to 5 percent of the pre-tax compensation. The Company's contribution to the UGTI plan is a match of 10 percent of employee's contributions. This match is limited to employee contributions of up to 15 percent of the pre-tax compensation.

          The investment election for the employee's contribution is employee-driven and the company's match follows this election. The Company contributed approximately $129,000 in matching contributions for the year ended December 31, 2002.

          Incentive Plans
          To award employees for safety and to compensate employees for performance, the Company maintains various incentive plans. Under these plans, employees may receive additional incentive payments based either on a percentage of salary, revenue or profit, or at management's discretion. Under these plans, the Company expensed approximately $1,665,000 for the year ended December 31, 2002.

12.       Leases

          The Company has entered into certain noncancelable operating and capital lease agreements with respect to certain office space, vehicles and computer equipment.

          The approximate future minimum lease payments under noncancelable operating and capital leases as of December 31, 2002, are as follows:


                                                               Operating         Capital
                                                                 Leases          Leases
                                                               ---------         -------
        2003                                                  $ 1,570,000      $ 4,630,000
        2004                                                      816,000        4,175,000
        2005                                                      344,000        3,189,000
        2006                                                            -          755,000
                                                              -----------    --------------
                                                              $ 2,730,000       12,749,000
        Less interest portion                                 ===========       (2,108,000)
                                                                             --------------
        Present value of net minimum lease payments                             10,641,000
        Less capital lease obligation, current portion                          (3,795,000)
        Capital lease obligation, net of current portion                     --------------
                                                                                $ 6,846,000
                                                                             ==============


          Rental expense under noncancelable operating leases was approximately $1,986,000 for the year ended December 31, 2002.

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002


13.       Commitments and Contingencies

          Litigation
          The Company is involved in various claims and lawsuits, which arise in the normal course of its business. These claims and lawsuits have arisen as a result of equal employment opportunity ("EEOC") cases, locate damage, workers' compensation and auto claims (Note 7). The Company estimates an accrual for settlement of damages incurred in providing services to its customers and has accrued for any exposure in the accompanying consolidated financial statements. The Company has sought legal consultation and believes that the ultimate liability related to such claims and lawsuits will not have a material adverse effect on the Company's consolidated financial position or results of operations.

14.       Concentration of Credit Risks

          The Company's customer case includes large utility and telecommunications companies located throughout the United States. These companies result in a concentration of credit risk for the Company. Approximately 27 percent of the Company's revenues were derived from the largest three customers: BellSouth (11%), Qwest (8%) and Verizon (8%) for the year ended December 31, 2002. These customers also account for approximately 30 percent of the Company's gross outstanding accounts receivable at December 31, 2002. The total outstanding trade receivables from BellSouth, Qwest and Verizon were approximately $1,858,000 or 14 percent, $1,037,000 or 7.8 percent and $1,135,000 or 8.5 percent, respectively, of the outstanding trade receivables.

15.       Related-Party Transactions

          The Company has paid $53,000 during 2002, for out-of-pocket costs to the Company's largest shareholder.

          The Company has an agreement to pay its largest shareholder $21,000 per month in management fees. The Company has accrued $333,000 for the year ended December 31, 2002. These amounts were unpaid as of December 31, 2002.

          In conjunction with the UGTI acquisition, the OCM/GFI Power Opportunities Fund L.P. provided short term financing to UtiliQuest Holdings for the purchase of 100 percent of the UGTI stock. The financing was executed through a capital contribution of approximately $5,462,000 and a short term loan for $12,000,000. The short term loan was repaid upon the closing of the Company's new Credit Agreement on December 6, 2002.

16.       Subsequent Event

          On April 18, 2003, the Company received an equity capital contribution of $1.5 million from its largest shareholder in exchange for 1,200,000 shares of common stock.

          Pursuant to the April 9, 2002 settlement agreement as discussed in
          Note 1, on November 11, 2003, the Company reached an agreement with the previous Members of UtiliQuest to settle all pre-closing claims associated with the Acquisition Agreement. The settlement provides for payment by the members of $1,250,000 plus release of a certain bankruptcy obligation. In exchange, the Company will provide a global release of all indemnity obligations associated with the acquisition. The Company expects the related documents to be executed during the first quarter of 2004.

          On November 26, 2003, the Company entered into a settlement agreement with the seller that renegotiated Promissory Note A. In exchange for an immediate repayment of $2,000,000 on Promissory Note A, the seller would be released from claims arising out of potential liabilities incurred prior to September 17,

                            UtiliQuest Holdings Corp.
             Notes to Consolidated Financial Statements (continued)
                                December 31, 2002


          2002, the acquisition date. The Company received a release from the remaining obligation of Promissory Note A and any accrued interest on Promissory Note A.

          Effective December 3, 2003, the Company was acquired by Dycom Industries, Inc. for an aggregate payment of approximately $120 million in cash, including the payout of all stock options for approximately $2.5 million.

                            UtiliQuest Holdings Corp.
                           Consolidated Balance Sheet
                               September 30, 2003

                                                                  September 30,
                                                                      2003
                                                                  (unaudited)
Assets                                                         -----------------

Current Assets
     Cash                                                       $      1,540,000
     Accounts receiveable, net of allowance of $455,000               15,090,000
     Unbilled revenues                                                 1,025,000
     Prepaid expenses and other                                        3,351,000
     Deferred tax assets                                               5,502,000
                                                                      ----------
                  Total current assets                                26,508,000
Property and equipment, net                                           16,588,000
Goodwill                                                              40,642,000
Intangible assets, net                                                17,414,000
Restricted cash - insurance trust                                      4,295,000
Other                                                                    691,000
                                                                ----------------
                  Total assets                                  $    106,138,000
                                                                ----------------

Liabilities and Stockholders' Equity
Current liabilities
     Revolving credit line                                     $       5,422,000
     Accounts payable                                                  3,320,000
     Accrued insurance claims                                          3,508,000
     Other accrued expenses                                           16,556,000
     Capital lease obligations, current portion                        4,547,000
     Long-term debt, current portion                                   2,500,000
                                                                ----------------
                  Total current liabilities                           35,853,000
Capital lease obligations, net of current portion                      6,114,000
Deferred tax liabilities                                               2,013,000
Long term debt                                                        22,600,000
                                                                ----------------
                  Total liabilities                                   66,580,000
                                                                ----------------
Commitments and contingencies

Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized,
42,700,000 issued and outstanding                                        43,000
Additional paid-in capital                                           42,919,000
Retained deficit                                                     (3,404,000)
                                                                ----------------
                  Total stockholders' equity                         39,558,000
                                                                ----------------
                  Total liabilities and stockholders' equity    $   106,138,000
                                                               -----------------



                   See notes to unaudited financial statements

                            UtiliQuest Holdings Corp.
                      Consolidated Statements of Operations
           Nine Months Ended September 30, 2003 and September 30, 2002

                                                                                     For the Nine Months Ended
                                                                              ---------------------------------------
                                                                                 September 30,        September 30,
                                                                                      2003                 2002
                                                                                  (Unaudited)           (Unaudited)
                                                                              --------------------    ---------------
Net revenues                                                                  $     102,628,000        $   86,460,000
Cost of revenues
     Payroll and related cost                                                        52,060,000            43,388,000
     Transportation, insurance and direct operating supplies                         25,431,000            20,964,000
     Depreciation and amortization                                                    5,700,000             3,569,000
                                                                              -----------------        --------------
                  Cost of revenues                                                   83,191,000            67,921,000
                                                                              -----------------        --------------
                  Gross margin                                                       19,437,000            18,539,000
                                                                              -----------------        --------------
Selling, general and administrative expenses
     Salaries                                                                         6,721,000             7,044,000
     Office related costs                                                             6,005,000             6,370,000
     Depreciation and amortization                                                    1,550,000             1,861,000
                                                                              -----------------        --------------
                  Total selling, general and administrative expenses                 14,276,000            15,275,000
                                                                              -----------------        --------------
Operating profit                                                                      5,161,000             3,264,000
Other expense
     Interest expense                                                                 2,737,000             1,295,000
     Other                                                                              612,000               201,000
                                                                              -----------------        --------------
                  Total other expense                                                 3,349,000             1,496,000
                                                                              -----------------        --------------
Income before income tax provision                                                    1,812,000             1,768,000
Income tax provision                                                                    869,000               736,000
                                                                              -----------------        --------------
                  Net income                                                  $         943,000        $    1,032,000
                                                                              =================        ==============




                   See notes to unaudited financial statements

                            UtiliQuest Holdings Corp.
                      Consolidated Statements of Cash Flows
           Nine Months Ended September 30, 2003 and September 30, 2002


                                                                                      For the Nine Months Ended
                                                                                ------------------------------------
                                                                                  September 30,       September 30,
                                                                                       2003                2002
                                                                                   (Unaudited)           (Unaudited)
                                                                                 ------------------  -----------------
Cash flows from operating activities
Net income                                                                        $       943,000    $      1,032,000
Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and amortization                                                      7,250,000           5,430,000
     Deferred income taxes                                                                552,000            (394,000)
     Loss on sale of assets                                                               521,000             103,000
     Bad debt expense                                                                     (19,000)            170,000
     Changes in operating assets and liabilities
         Accounts receivable                                                           (2,229,000)         (3,276,000)
         Unbilled revenues                                                               (355,000)             36,000
         Income tax receivable                                                                 --             411,000
         Prepaid expenses and other                                                      (917,000)            724,000
         Accounts payable                                                                 340,000          (3,034,000)
         Accrued expenses                                                                 947,000          (1,024,000)
                                                                                 ------------------  -----------------
                  Net cash provided by operating activities                             7,033,000             178,000
                                                                                 ------------------  -----------------

Cash flows from investing activities
Purchases of property and equipment                                                    (4,033,000)         (1,736,000)
Proceeds from sale of property and equipment                                              398,000             375,000
Post acquisition settlement                                                               (11,000)          3,600,000
Acquisitions, net of cash received                                                             --         (10,782,000)
                                                                                 ------------------  -----------------
         Net cash used in investing activities                                         (3,646,000)         (8,543,000)
                                                                                 ------------------  -----------------

Cash flows from financing activities
Net proceeds on revolving credit line                                                          --           2,122,000
Restricted cash                                                                        (1,515,000)         (3,462,000)
Proceeds from short-term loan                                                             891,000          12,000,000
Repayments on term notes                                                               (1,000,000)         (1,908,000)
Payments on loan origination costs                                                       (143,000)                 --
Net payments on lease obligations                                                      (3,593,000)         (1,975,000)
Common stock issued                                                                     1,500,000           5,462,000
                                                                                 ------------------  -----------------
         Net cash (used in) provided by financing activities                           (3,860,000)         12,239,000
                                                                                 ------------------  -----------------
Net (decrease) increase in cash and cash equivalents                                     (473,000)          3,874,000
Cash and cash equivalents, beginning of period                                          2,013,000           1,170,000
                                                                                 ------------------  -----------------
Cash and cash equivalents, end of period                                          $     1,540,000    $      5,044,000
                                                                                 ==================  =================
Supplemental disclosure of cash flow information
 Interest paid during period                                                      $     2,706,000    $      1,373,000
                                                                                 ==================  =================

Taxes paid during period                                                          $        62,000    $         85,000
                                                                                 ==================  =================

Supplemental schedule of noncash investing and financing activities
Equipment acquired through capital lease                                          $     3,459,000    $      8,865,000
                                                                                 ==================  =================

                   See notes to unaudited financial statements

                            UtiliQuest Holdings Corp.
                   Notes To Consolidated Financial Statements
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

1.        Business and Organization

          Business
          UtiliQuest Holdings Corp. and its wholly owned subsidiaries, UtiliQuest, LLC and Underground Technology, Inc. ("UGTI"), (collectively, "the Company") provide a location and meter reading service primarily to utility and telecommunication customers. A locating service places markings, above ground, that indicate the presence of underground electric, gas, fiber optic, cable, telephone, sewer and water facilities prior to excavation. The Company's headquarters are in Atlanta, Georgia and has approximately 65 office locations in 18 states within the United States.

2.        Summary of Significant Accounting Policies

          Principles of Consolidation
          The accompanying consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiaries, UtiliQuest LLC and UGTI. All intercompany accounts and transactions are eliminated in consolidation.

          In September 2002, the Company acquired Underground Technology, Inc. This acquisition was accounted for using the purchase method of accounting; hence, the Company's results include the results of this entity from its acquisition date.

          Cash and Cash Equivalents
          The Company considers all short-term investments with maturity of three months or less when purchased to be cash equivalents.

          The Company routinely has deposits at financial institutions, which substantially exceed federal depository insurance coverage. Management believes maintaining the deposits at large, reputable banks mitigates any risks associated with these excess deposits.

          Restricted Cash - Insurance Trust
          Restricted cash represent deposits with certain financial institutions for collateral on auto and workers compensation claims. The Company expects that these amounts will never be depleted as other accounts with certain minimum funding requirements have been established to pay the Company's auto and workers compensation claims.

          Revenue Recognition
          Revenues are recorded as services are performed. Unbilled revenues represent services performed and recognized as revenue, but not yet billed to the customer due to the time lag in the processing of invoices.

          Property and Equipment
          Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives using the straight-line method. Useful lives range from: leasehold improvements - the term of the respective lease or the estimated useful life of the improvements, whichever is shorter; new vehicles - 4-5 years; new equipment and machinery - 4-5 years; and furniture and fixtures - 3-10 years. Expenditures that extend the economic lives or improve the efficiency of equipment are capitalized. The cost of maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recognized in the consolidated statement of operations.

          Leasehold improvements and capital leases are amortized over the lease term (which approximates the estimated useful lives of the underlying assets). For income tax purposes, accelerated depreciation methods are primarily used with the establishment of deferred income tax liabilities for the resulting temporary differences.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

          Effective January 1, 2002, the Company changed its accounting estimate relating to vehicle depreciation. The estimate service life for most vehicles was decreased to four years. The change was based upon historical actual usage of the vehicles. As a result of the change, 2002 net income was decreased by approximately $315,000.

          Long-Lived Assets
          Long-lived assets other than goodwill and indefinite life intangibles are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations are measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value of the assets.

          Goodwill and Other Intangible Assets
          Customer contracts and related customer relationships are being amortized over the expected duration of those assets, generally l 5 years. Deferred loan costs are amortized over the term of the credit facilities.

          In June 2001, FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which supersedes APB Opinion No. 17, Intangible Assets. SFAS No. 142 establishes new standards for goodwill acquired in a business combination, eliminates amortization of goodwill, and instead sets forth methods to periodically evaluate goodwill for impairment. The Company early adopted SFAS No. 142 on August 31, 2001. On an annual basis, at December 31, or when events and circumstances occur that may indicate impairment, management evaluates the recoverability of acquired goodwill and other intangible assets by comparing the carrying value of the assets to the associated current and projected cash flows; management also considers business prospects, market trends and other economic factors in performing this evaluation. Impairment losses are measured as the amount by which the carrying amount of the assets exceeds its fair value.

          Deferred Financing Costs
          Deferred financing costs are amortized over a period of five years, the term of the relating debt instruments. Amortization of deferred financing costs for the nine months ended September 30, 2003 and 2002, respectively, was $180,000 and $104,000.

          Advertising Expense
          The Company expenses all advertising costs as incurred. Advertising expense for the nine months ended September 30, 2003 and 2002, respectively, was $57,000 and $87,000.

          Income Taxes
          Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Accordingly, deferred tax assets and liabilities are recognized at the applicable income tax rates based upon future tax consequences of temporary differences between the tax bases and financial reporting bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

          Self-Insured Liabilities
          The Company is self insured on locate damage claims, workers compensation, auto insurance and healthcare. The Company is self insured on each claim, up to certain limits. The Company accrues for specific claims and an estimate of claims incurred but not reported. The amounts are accrued based on historical experience and specific analysis of the claims. The self-insured claim liability includes incurred but not reported losses of $1,405,000 at September 30, 2003. The determination of such claims and expenses and the appropriateness of the related liability is periodically reviewed and updated. Because the company retains these risks, up to certain limits, a change in experience could materially affect results of operation in a particular period.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)


          Fair Value of Financial Instruments
          The fair value of cash, accounts receivable and trade accounts payable and accrued expenses are not materially different than their carrying amounts as reported at September 30, 2003, due to the short-term nature of those accounts. The September 30, 2003 debt balances under the credit facility approximate the fair value on the basis of the variable interest related to such debt.

          Use of Estimates
          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Recently Issued Accounting Pronouncements
          In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement requires certain financial instruments that could previously be accounted for by issuers as equity be classified as liabilities or, in some cases, assets. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not have any financial instruments that are impacted by SFAS No. 150.

3.        Acquisition

          On September 17, 2002, the Company acquired 100 percent of the common stock of UGTI for approximately $24 million in cash and notes, plus acquisition expenses of approximately $1 million.. UGTI engages in performing underground locating services to major utility and telecommunication companies in California. This acquisition expands the Company's geographical presence within the western portion of the United States. The purchase price of $24 million was paid as approximately $17 million in cash and approximately $7 million in notes payable to the seller. The purchase price was allocated to the assets and liabilities acquired using the estimated fair values at the date of acquisition, The excess of purchase price over the estimated fair value resulted in assigning approximately $13 million to goodwill and $6.1 million to an intangible asset - customer relationships. The Company engaged the assistance of an independent valuation company which employed the use of the capitalized free cash flow methodology to determine the basis of allocation. This methodology determines the fair value of a reporting unit's assets by analyzing the free cash flows that the business can generate, and making a determination of what an investor would be willing to pay for this cash flow stream, given its overall risk and anticipated growth. Goodwill and intangible assets acquired in this transaction are not tax deductible.

          The Company also acquired $4.9 million of cash classified as current assets below. The operating results of UGTI are included in the accompanying consolidated financial statements from September 17, 2002.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

          The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at September 17, 2002:

           Current assets                                            $10,735,000
           Property, plant and equipment                               1,728,000
           Intangible assets                                           6,100,000
           Goodwill                                                   13,042,000
                                                                     -----------
                    Total assets acquired                             31,605,000
                                                                     -----------

           Current liabilities                                         7,302,000
           Long-term liabilities                                         478,000
           Notes payable                                               6,600,000
                                                                     -----------
                    Total liabilities assumed                         14,380,000
                                                                     -----------
                    Net assets acquired                              $17,225,000
                                                                     ===========


          The notes issued to the sellers in conjunction with the acquisition are deferred payments that mitigate the Company's exposures to potential liabilities related to unrecorded locate damage claims at the date of the sale and certain potential tax liabilities. To the extent the liabilities are discovered within the contracted time period, the face amount of the notes will be reduced by the amounts paid by the Company on the potential liabilities. The notes are comprised of Promissory Note A and Promissory Note B. Promissory Note A is a three year note with a principal of $3,000,000 and bears interest at 6 percent, payable semi-annually on March 31 and September
          30. Promissory Note B is a seven year note with a principal of $3,600,000 and bears interest at 6 percent, payable semi-annually on March 31 and September 30.

          See Note 11 for further discussion on the settlement of Promissory Note A.

4.        Property and Equipment

          Property and equipment consisted of the following at September 30, 2003:

                                                                                      Capital
                                                                 Owned                 Leases               Total
                                                               -----------          -------------      -------------
         Vehicles and automotive equipment                     $ 3,306,000          $  14,433,000      $  17,739,000
         Locate and field equipment                              4,583,000                 19,000          4,602,000
         Computer hardware and software                          2,487,000              3,363,000          5,850,000
         Furniture and fixtures                                    546,000                185,000            731,000
         Leasehold improvements                                    153,000                      -            153,000
                                                              ------------          -------------      -------------
                                                                11,075,000             18,000,000         29,075,000
         Less accumulated depreciation and amortization          5,767,000              6,720,000         12,487,000
                                                              ------------          -------------       ------------
                                                               $ 5,308,000          $  11,280,000      $  16,588,000
                                                              ============          =============      =============


          Depreciation and amortization expense was approximately $6,261,000 and $4,731,000 for the nine months ended September 30, 2003 and 2002, respectively. Maintenance and repairs of property and equipment was approximately $1,878,000 and $1,314,000 for the nine months ended September 30, 2003 and 2002, respectively. The net book value of computer software at September 30, 2003 was $756,000.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

5.       Intangible Assets

         Intangible assets at September 30, 2003 consist of the following:

                                                                                       Estimated     September 30,
                                                                                     Useful Lives         2003
         Carrying Amount
               Customer contracts and related customer relationships                   15 years      $  18,210,000
               Debt issuance costs                                                      5 years          1,108,000
                                                                                                     -------------
                                                                                                        19,318,000

         Accumulated amortization
               Customer contracts and related customer relationships                                   (1,704,000)
               Debt issuance costs                                                                       (200,000)
                                                                                                     -------------
                                                                                                     $  17,414,000
                                                                                                     =============


          Amortization expense was $989,000 and $699,000 for the nine months ended September 30, 2003 and 2002, respectively.

          Estimated amortization expense at September 30, 2003, for 2003 and each of the five succeeding fiscal years, is as follows:

               2003                                         $    990,000
               2004                                            1,440,000
               2005                                            1,440,000
               2006                                            1,440,000
               2007                                            1,328,000
               2008                                            1,200,000
                                                           -------------
                                                           $   7,838,000
                                                           =============



6.        Goodwill

          A summary of changes in the Company's goodwill during the nine months ended September 30, 2003 is as follows:

                                                              Goodwill
          Balance, January 1, 2003                         $   40,631,000
          Post acquisition settlement                              11,000
                                                           --------------
          Balance, September 30, 2003                      $   40,642,000
                                                           ==============

          Post Acquisition Settlement
          In connection with the UGTI acquisition (Note 3), the Company recorded additional acquisition charges of $11,000 during 2003.

          Goodwill Impairment
          Under SFAS 142, goodwill and intangible assets with indefinite useful lives are not amortized but instead are reviewed for impairment at least annually and written down only in periods in which it is determined that the fair value is less than the recorded value. SFAS 142 also requires the transitional impairment review for goodwill, as well as an annual impairment review, to be performed on a reporting unit basis.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

7.        Accrued Expenses

          Accrued expenses consisted of the following at September 30, 2003:

                                                                      2003
          Locate damage claims                                    $ 8,956,000
          Accrued payroll and related                               4,408,000
          Healthcare claims                                           675,000
          Other accrued liabilities                                 2,517,000
                                                               --------------
                                                               $   16,556,000
                                                               ==============

          The Company is self insured for the first $250,000 of claims on locate damages. The locate damages represent claims for harm to property, persons or job overruns (time and material overruns). The Company's customer or their representative reports damages, which are investigated and assessed by the Company. The potential claim is estimated and developed by the Company based on facts, circumstances and historical evidence.

          Due to the significance of the self insured portions of the Company's insurance claims, the insurer has custody of $4,295,000 in cash deposits at September 30, 2003. The amount is reported as restricted cash in the accompanying consolidated balance sheet.

8.        Revolving Credit Line and Long-Term Debt

          On December 6, 2002, the Company entered into a revolving credit facility and term loan agreement ("Credit Agreement"). The proceeds from the new agreement were used to repay the previous revolving credit line, term loan and security agreement. The Company recorded expense of $712,000 for the remaining deferred financing costs associated with the previous debt agreement during 2002. At September 30, 2003, long-term debt consists of approximately $6.6 million in notes payable (Note 3) and a term loan of $18.5 million.

          Revolving Credit Line
          The Revolving Credit Line accrues interest at a rate equal to Prime plus 1.50 percent, or 5.50 percent at September 30, 2003. The Revolving Credit Line matures on December 6, 2007. The maximum amount allowed for borrowing under the Revolving Credit Line is the lesser of
          (i) $16,000,000 less any outstanding letter of credit arrangements or
          (ii) 90 percent of eligible accounts receivables plus the preset amortized advance amount, referred to as total availability. The Company had an available borrowing base of $10,419,000 under the revolving credit facility, of which $5,422,000 was used, at September 30, 2003, based on the lending formula.

          Term Loan
          Principal payments are due quarterly, beginning in April 2003 and interest payments on the Term Loan are due monthly, beginning January 2003, until January 2008. The Term Loan accrues interest at a rate equal to Prime plus 4.25 percent, or 8.25 percent at September 30, 2003. The Company deferred approximately $965,000 of fees related to the credit agreement, which are being amortized over its five-year term. The Company is required to pay an annual nonutilization fee equal to one percent of the unused portion of the credit capacity.

          The credit agreement is collateralized by substantially all of the Company's assets. The credit agreement contains certain covenants, which are financial and nonfinancial in nature. The credit agreement imposes certain conditions including restricting the Company's ability to encumber assets or incur certain types of indebtedness and maintaining a leverage ratio of not greater than 3.25, as measured at the end of each fiscal quarter. The Company was in compliance with all financial covenants and conditions under the credit agreement at September 30, 2003.

                            UtiliQuest Holdings Corp.
             Notes To Consolidated Financial Statements (continued)
     Nine Months Ended September 30, 2003 and September 30, 2002 (Unaudited)

          Future maturities of the term debt and promissory notes (Note 3) as of September 30, 2003 are as follows:

                 2003                                            $   1,000,000
                 2004                                                3,000,000
                 2005                                                7,000,000
                 2006                                                5,000,000
                 2007                                                5,500,000
                 Thereafter                                          3,600,000
                                                                --------------
                                                                $   25,100,000
                                                                ==============


9.        Commitments and Contingencies

          Litigation
          The Company is involved in various claims and lawsuits, which arise in the normal course of its business. These claims and lawsuits have arisen as a result of equal employment opportunity ("EEOC") cases, locate damage, workers' compensation and auto claims (Note 7). The Company estimates an accrual for settlement of damages incurred in providing services to its customers and has accrued for any exposure in the accompanying consolidated financial statements. The Company has sought legal consultation and believes that the ultimate liability related to such claims and lawsuits will not have a material adverse effect on the Company's consolidated financial position or results of operations.

10.       Related-Party Transactions

          The Company paid $8,000 and $49,000 for the nine months ended September 30, 2003 and 2002, respectively, for out-of-pocket cost to the Company's largest shareholder.

          The Company has an agreement to pay its largest shareholder $21,000 per month in management fees. The Company has accrued approximately $189,000 for the nine months ended September 30, 2003. As of September 30, 2003, $521,000 of these amounts remain unpaid.

          In conjunction with the UGTI acquisition, the OCMIGFI Power Opportunities Fund L.P. provided short term financing to UtiliQuest Holdings for the purchase of 100 percent of the UGTI stock. The financing was executed through a capital contribution of approximately $5,462,000 and a short term loan for $12,000,000. The short term loan was repaid upon the closing of the Company's new Credit Agreement on December 6, 2002.

11.       Subsequent Event

          On November 26, 2003, the Company entered into a settlement agreement with the seller that renegotiated Promissory Note A. In exchange for an immediate payment of $2,000,000 on Promissory Note A, the seller would be released from claims arising out of potential liabilities incurred prior to September 17, 2002, the acquisition date. The Company received a release from the remaining obligation of Promissory Note A and any accrued interest on Promissory Note A.

          Effective December 3, 2003, the Company was acquired by Dycom Industries, Inc. for an aggregate payment of approximately $120 million in cash, including the payout of all stock options for approximately $2.5 million.

                             Dycom Industries, Inc.
               Unaudited Pro Forma Condensed Financial Information


     On December 3, 2003, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 17, 2003, among Dycom, UtiliQuest Acquisition Corp., UtiliQuest and OCM/GFI Power Opportunities Fund, L.P., Dycom acquired UtiliQuest for approximately $120 million in cash.

     On November 25, 2003, pursuant to the term of the Asset Purchase Agreement, dated as of November 5, 2003, between Dycom and First South Utility Construction, Inc., a North Carolina corporation ("First South"), Dycom acquired substantially all of the assets of First South and assumed certain liabilities associated with these assets, for approximately $50 million in cash and 175,840 shares of Dycom's common stock. In conjunction with the acquisition, Dycom also paid approximately $9 million for excess working capital consisting primarily of accounts receivable and unbilled revenue. Dycom deposited approximately $6.4 million of such amount in escrow, to be returned to Dycom to the extent such amounts remain outstanding on April 15, 2004. Dycom paid the purchase price from cash on hand. The acquisition of First South, previously filed on February 9, 2004 as an 8-K required disclosure, is also included herein to reflect the pro forma financial statements of both acquisitions.

     The following unaudited pro forma condensed combined financial information present the effect of the acquisition of UtiliQuest and First South by Dycom, in each case accounted for as a purchase. The unaudited pro forma condensed combined balance sheet presents the combined financial position of Dycom, UtiliQuest and First South as of October 25, 2003 assuming that the acquisition had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet data of Dycom as of October 25, 2003, UtiliQuest as of September 30, 2003 and First South as of September 26, 2003. The unaudited pro forma condensed combined statements of operations for the year ended July 26, 2003 and three-month period ended October 25, 2003 give effect to the acquisition of UtiliQuest and First South by Dycom as if such acquisitions had occurred on July 28, 2002, the first day of Dycom's fiscal year 2003. Pro forma operations for the year end and three month periods for Dycom consist of its results of operations for the year ended July 26, 2003 and three months ended October 25, 2003, respectively. Pro forma operations for the twelve-month and three-month periods for UtiliQuest consist of its results of operations for the twelve months ended June 30, 2003 and three months ended September 30, 2003, respectively. Pro forma operations for the twelve-month and three-month periods for First South consist of its results of operations for the twelve months ended June 28, 2003 and three months ended September 27, 2003, respectively. The use of different closing dates is based on each entity having different fiscal year ends.

     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments are preliminary and have been made solely for purposes of developing such pro forma statements. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the result that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

                             Dycom Industries, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                    For The Twelve Months Ended July 26, 2003

                                    Dycom       First South     UtiliQuest
                                 Historical      Historical     Historical       Pro Forma
                                 Fiscal Year      Twelve         Twelve          Adjustments      Pro Forma
                                    Ended      Months Ended     Months Ended       First         Adjustments
                                  July 26,        June 30,         June 30,         South         UtiliQuest           Pro forma
                                     2003           2003(1)        2003(1)          (Note 2)         (Note 2)           Combined
                                ------------- ----------------  ---------------  ------------     ------------      -------------
REVENUES:
Contract revenues earned        $ 618,182,653 $  52,786,037     $  131,657,645    $         -     $         -       $802,626,335
                                ------------- ----------------  ---------------  ------------     ------------      -------------

EXPENSES:
Costs of earned revenue
excluding depreciation            482,876,707    45,186,244        100,034,344                                       628,097,295
General and administrative         70,058,588     2,863,532         18,723,451                        (425,000) h     91,220,571
Depreciation and amortization      39,073,959     2,852,312          9,149,007    (2,852,312) a     (9,149,007) i     52,188,510
                                                                                   2,036,885  b     11,077,666  j
Impairment loss                                                      4,917,000                                         4,917,000
                                 ------------- ----------------  ---------------  ------------     ------------      -------------
Total                             592,009,254    50,902,088        132,823,802      (815,427)        1,503,659       776,423,376
                                 ------------- ----------------  ---------------  ------------     ------------      -------------


Interest, net                       1,300,895    (1,550,889)        (3,889,973)    1,550,889  c      2,596,150  k     (3,266,688)
                                                                                    (770,143) d     (2,503,617) l


Other income, net                   2,981,164      (369,476)          (270,040)                                        2,341,648
INCOME (LOSS) BEFORE             ------------- ---------------   ---------------  -----------      ------------      -------------
INCOME TAXES                       30,455,458       (36,416)        (5,326,170)    1,596,173        (1,411,126)       25,277,919
                                 ------------- ----------------  ---------------  ------------     ------------      -------------

PROVISION (BENEFIT) FOR
INCOME TAXES                       13,306,167        52,950   e         38,084       638,469  f      (564,450)  m     13,471,220
                                 ------------- ----------------  ---------------  ------------     ------------      -------------

NET INCOME (LOSS)               $  17,149,291  $    (89,366)    $   (5,364,254) $    957,704       $ (846,676)       $11,806,699
                                ============== ================  =============== =============     ============      =============

EARNINGS PER COMMON SHARE

Basic EPS per share                     $0.36                                                                              $0.25
                                =============                                                                       =============
Diluted EPS per share                   $0.36                                                                              $0.25
                                =============                                                                       =============

SHARES USED IN
COMPUTING INCOME PER
COMMON SHARE:

         Basic                      47,880,673                                                                          48,056,513 g
                                 =============                                                                      ==============
         Diluted                    47,886,567                                                                          48,062,407 g
                                 =============                                                                      ==============

     (1) Certain amounts have been reclassified in order to conform to Dycom's financial statement presentation.

                             Dycom Industries, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                   For The Three Months Ended October 25, 2003


                                     Dycom        First South     UtiliQuest
                                   Historical      Historical     Historical
                                  Fiscal Year        Three           Three        Pro Forma         Pro Forma
                                    Ended         Months Ended    Months Ended   Adjustments       Adjustments
                                  October 25,     September 27,   September 30,  First South        UtiliQuest        Pro forma
                                      2003         2003 (1)          2003(1)      (Note 2)            (Note 2)         Combined
                                 ------------- ----------------  --------------- -------------     ------------      ------------
REVENUES:
Contract revenues earned         $ 196,021,442 $  15,482,042     $  35,263,165   $         -        $        -       $246,766,649
                                 ------------- ----------------  --------------- -------------     ------------      ------------
EXPENSES:
Costs of earned revenue
excluding depreciation             147,049,735     12,839,519       27,040,898                                        186,930,152
General and administrative          17,507,642        497,354        4,166,665                        (106,250)  h     22,065,411
Depreciation and amortization        9,334,410        635,483        2,711,810        (635,483)  a  (2,711,810)  i     12,613,048
                                                                                       509,221   b   2,769,417   j
                                 ------------- ----------------  --------------- -------------     ------------      ------------
Total                              173,891,787     13,972,356       33,919,373        (126,262)        (48,643)       221,608,611
                                 ------------- ----------------  --------------- -------------     ------------      ------------

Interest, net                          318,251       (385,582)        (859,082)        385,582   c     619,985   k       (654,378)
                                                                                      (133,944)  d    (599,588)  l

Other income, net                      845,543        (31,581)        (420,578)                                           393,384

INCOME BEFORE
INCOME TAXES                        23,293,449      1,092,523           64,132         377,900          69,040         24,897,044
                                 ------------- ----------------  --------------- -------------     ------------      ------------

PROVISION FOR INCOME TAXES           9,366,210        433,980 e         78,872         148,893  f       27,202   m    10,055,156
                                 ------------- ----------------  --------------- -------------     ------------      ------------
NET INCOME (LOSS)                $  13,927,239      $ 658,543    $     (14,740)  $     229,007     $    41,838       $ 14,841,888
                                 ============= ================  =============== =============     ============      ============
EARNINGS PER COMMON
SHARE

Basic EPS per share                     $0.29                                                                              $0.31
                                =============                                                                        ============
Diluted EPS per share                   $0.29                                                                              $0.30
                                =============                                                                        ============

SHARES USED IN COMPUTING
INCOME PER COMMON SHARE:

         Basic                     48,028,895                                                                         48,204,735 g
                                =============                                                                        ===========
         Diluted                   48,486,210                                                                         48,662,050 g
                                =============                                                                        ===========



    (1) Certain amounts have been reclassified in order to conform to Dycom's financial statement presentation.

                             Dycom Industries, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                             as of October 25, 2003



                                 Historical      Historical        Historical    Pro Forma        Pro Forma
                                    Dycom        First South       UtiliQuest    Adjustments     Adjustments
                                 October 25,    September 27,    September 30,  First South        UtiliQuest       Pro forma
                                     2003         2003 (1)           2003(1)     (Note 2)          (Note 2)          Combined
                                 ------------- ----------------  -------------- --------------   -------------     ------------
ASSETS
CURRENT ASSETS:
Cash and equivalents              $149,794,385     $         -     $1,539,764   $(60,364,327) a  $(30,696,566) k    $60,273,256
Investments                                             238,363                     (238,363) b
Accounts receivable, net           124,803,409       18,066,699    16,115,499     (9,320,526) c                     149,665,081
Costs and estimated earnings in
excess of billings                  37,319,061        5,771,898                                                      43,090,959
Deferred tax assets, net             9,269,856                      5,501,500                                        14,771,356
Inventories                          3,068,041        1,229,380                                                       4,297,421
Other current assets                10,562,491          252,097     3,350,970                                        14,165,558
                                 ------------- ----------------  -------------- ---------------    ------------     -----------

Total current assets               334,817,243       25,558,437    26,507,733    (69,923,216)     (30,696,566)      286,263,631
                                 ------------- ----------------  -------------- ---------------    ------------     -----------
PROPERTY AND EQUIPMENT, net         80,665,828       11,010,408    16,588,122       (708,517)  b                    104,866,075
                                                                                  (2,790,685)  d      100,919  l
Goodwill, net                      106,615,836        3,509,807    40,641,745     (3,509,807)  e  (40,641,745) m    225,759,969
                                                                                  41,850,977   f   77,293,156  n
Intangible assets, net                 664,998          214,063    17,414,000       (214,063)  e  (17,414,000) m     36,284,998
                                                                                   2,750,000   g   32,870,000  o
Accounts receivable                 21,567,480                                                                       21,567,480
Deferred tax assets, net             7,260,991                     (2,013,000)                        (39,762) p      5,208,229
non-current
Other                                7,340,333           47,784     4,985,770        (47,784)  b                     12,326,103
                                 ------------- ----------------  -------------- ---------------   ------------     ------------
ASSETS
Total other assets                 143,449,638        3,771,654    61,028,515     40,829,323       52,067,649       301,146,779
                                 ------------- ----------------  -------------- ---------------   -------------    ------------

TOTAL                             $558,932,709      $40,340,499  $104,124,370   $(32,593,095)     $21,472,002      $692,276,485
                                 ============= ================  ============== ===============   ============     ============



     (1) Certain amounts have been reclassified in order to conform to Dycom's financial statement presentation.

                             Dycom Industries, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                             as of October 25, 2003


                                 Historical      Historical      Historical    Pro Forma        Pro Forma
                                    Dycom        First South     UtiliQuest    Adjustments     Adjustments
                                 October 25,    September 27,  September 30,  First South        UtiliQuest        Pro forma
                                     2003         2003 (1)         2003(1)     (Note 2)          (Note 2)           Combined
                                 ------------- --------------  -------------- --------------   -------------      ------------
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                  $26,359,139    $4,870,028      $3,319,949     $(2,759,000) h    $                $31,790,116
Notes payable                           8,886     9,746,423       7,922,430      (9,746,423) b    (7,922,430) q          8,886
Capital lease obligations                                         4,547,113                                          4,547,113
Billings in excess of costs
and estimated earnings                720,876                                                                          720,876
Accrued self-insured claims        11,259,228       500,000       3,508,000        (500,000) b                      14,767,228
Income taxes payable                8,266,683                                                                        8,266,683
Other accrued liabilities          32,082,695     1,452,087      16,556,000                          (49,000)  r    50,041,782
                                 ------------- --------------  -------------- --------------   -------------      ------------
Total current liabilities          78,697,507    16,568,538      35,853,492     (13,005,423)      (7,971,430)      110,142,684
                                 ------------- --------------  -------------- --------------   -------------      ------------
NOTES PAYABLE                          18,355     9,646,129      22,600,000      (9,646,129) b   (16,000,000)  q    91,618,355
                                                                                                   85,000,000  s
Capital lease obligations                                         6,114,310                                          6,114,310
ACCRUED SELF-INSURED CLAIMS        13,633,951                                                                       13,633,951
OTHER LIABILITIES                   1,116,156                                                                        1,116,156
                                 ------------- --------------  -------------- --------------   -------------      ------------
Total liabilities                  93,465,969    26,214,667      64,567,802     (22,651,552)      61,028,570       222,625,456
                                 ------------- --------------  -------------- --------------   -------------      ------------
STOCKHOLDERS' EQUITY
Common stock                       16,024,416       200,000          42,662        (200,000) i       (42,662)  t    16,083,029
                                                                                     58,613  j
Additional paid-in capital        337,565,116     7,772,095      42,918,629      (7,772,095) i   (42,918,629)  t   341,690,792
                                                                                  4,125,676  j
Retained earnings                 111,877,208     6,153,737      (3,404,723)     (6,153,737) i     3,404,723   t   111,877,208
                                 ------------- --------------  -------------- --------------   -------------      ------------
Total stockholders' equity        465,466,740    14,125,832      39,556,568      (9,941,543)     (39,556,568)      469,651,029
                                 ------------- --------------  -------------- --------------   -------------      ------------
TOTAL                            $558,932,709   $40,340,499    $104,124,370    $(32,593,095)     $21,472,002      $692,276,485
                                 ============= ==============  ============== ==============   =============      ============


     (1) Certain amounts have been reclassified in order to conform to Dycom's financial statement presentation.

                             Dycom Industries, Inc.
      Notes To Unaudited Pro Forma Condensed Combined Financial Statements


STATEMENTS

1.       BASIS OF PRESENTATION

          On November 17, 2003, Dycom entered into a definitive merger agreement with UtiliQuest Holdings Corp. pursuant to which Dycom would acquire UtiliQuest. The acquisition of UtiliQuest is to be accounted for under the purchase method of accounting. Accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed on the basis of their respective fair values on the acquisition date. The purchase price of the UtiliQuest acquisition was approximately $115.7 million in cash. Estimated direct transaction costs of Dycom consist primarily of fees for attorneys, accountants and SEC filing fees.

The purchase price is derived as follows:

                                                        (in thousands)
                                                      ----------------
Cash paid                                             $        115,110
Transaction costs                                                  587
                                                      ----------------
                                                      $        115,697
                                                      ================

The purchase price is derived as follows:

ASSETS                                                  (in thousands)
                                                      ----------------
Cash and equivalents                                 $           1,540
Accounts receivable, net                                        16,115
Deferred tax asset, net                                          3,449
Other current assets                                             3,351
Property and equipment                                          16,689
Goodwill                                                        77,293
Intangibles - Customer Relationships                            28,000
Other intangibles, net                                           4,870
Other assets                                                     4,986
                                                     -----------------
         Total assets                                          156,293
                                                     -----------------

LIABILITIES
Accounts payable                                                 3,320
Capitalizable leases - short term                                4,547
Accrued self-insured claims                                      3,508
Other accrued liabilities                                       16,507
Capitalizable leases - long term                                 6,114
Notes Payable - long term                                        6,600
                                                      ----------------
         Total liabilities                                      40,596
                                                      ----------------

                                                      ----------------
Net assets acquired                                  $         115,697
                                                     =================

                             Dycom Industries, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

          The above purchase price allocations are based on Dycom management's best estimate of the fair values of the acquired assets and assumed liabilities. However, this allocation is preliminary. The final determination of the allocation of purchase price will be determined based on the fair value of assets acquired and the fair value of liabilities assumed as of the acquisition date. The purchase price allocations will remain preliminary until Dycom is able to (a) complete a valuation of property, plant and equipment acquired and (b) evaluate the fair value of other assets, including intangibles and liabilities acquired. The final determination of the purchase price is expected to be completed by the end of Dycom's fiscal year ending July 31, 2004. Although Dycom does not believe that the actual amounts allocated to assets and liabilities will differ materially from the preliminary allocation presented in the unaudited pro forma condensed combined financial statements there can be no assurances that such actual amounts will not be materially different.

2. PRO FORMA ADJUSTMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

          The following adjustments are reflected in the pro forma condensed combined statements of operations to reflect the estimated impact of the merger on the historical combined results of Dycom, First South and UtiliQuest.

FIRST SOUTH:

(a)       To remove historical depreciation and amortization.

(b) To adjust for pro forma depreciation and amortization expense of acquired property, plant and equipment and the identifiable intangibles. The expected useful lives of these assets, valued at fair market value, depreciate/amortize on a straight-line basis as follows:

                                        Estimated Useful      Annual Expense        Quarterly
                                           Life/years                                Expense
Buildings                                      25                    $25,365            $6,341
Equipment and machinery/vehicles              3-5                  1,634,853           408,713
                                                           ------------------------------------
                                                                   1,660,218           415,054
                                                           ------------------------------------

Tradename                                      5                     130,000            32,500
Covenant not to complete                       5                     160,000            40,000
Contracts                                      15                     86,667            21,667
                                                           ------------------------------------
                                                                     376,667            94,167
                                                           ------------------------------------

                                                           ------------------------------------
Total pro forma depreciation and amortization                     $2,036,885          $509,221
                                                           ====================================

    (c) To eliminate historical interest expense related to First South's debt as none of these liabilities were assumed by Dycom.

    (d) To reflect reduced interest income related to the cash used by Dycom to fund the acquisition. If interest rates were to increase or decrease by 1/8% pro forma income before taxes would change by approximately $76,000 for the year ended July 26, 2003 and $19,000 for the three months ended October 25, 2003.

    (e) To record income tax expense on First South. Prior to the acquisition by Dycom, First South elected under Subchapter S of the Internal Revenue Code to have the stockholders recognize their proportionate share of First South's taxable income on their personal tax returns in lieu of paying corporate income taxes.

    (f) To record tax expense on pro forma adjustments using Dycom's statutory rate of 40.0% for the twelve months ended July 26, 2003 and 39.4% for the three months ended October 25, 2003.

                             Dycom Industries, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)


    (g) Reflects an additional 175,840 Dycom shares issued as part of the purchase of First South.

        UTILIQUEST:

    (h) To decrease non-utilization bank fees in accordance with Dycom's credit agreement due to increased borrowings of $85 million.

    (i) To remove historical depreciation and amortization.

    (j) To record depreciation and amortization expense for acquired property, plant and equipment and the identifiable intangibles based on the allocated purchase price. The expected useful lives of these assets, at fair market value, depreciate/amortize on a straight-line basis as follows:

                                                            Estimated Useful    Annual        Quarterly
                                                               Life/years       Expense        Expense
                                                            ----------------    ------        ----------
         Leasehold equipment and improvements                     1 - 4         $ 76,488      $   19,122
         Equipment and machinery/vehicles                         1 - 4        9,077,844       2,269,461
                                                                             -----------      ----------
                                                                               9,154,332       2,288,583
                                                                             -----------      ----------

         Tradename                                           not applicable            -               -
         Tradename - Underground Technology                         3             56,667          14,167
         Customer Relationships                                    15          1,866,667         466,667
                                                                             -----------      ----------
                                                                               1,923,334         480,834
                                                                             -----------      ----------

         Total pro forma depreciation and amortization                       $11,077,666      $2,769,417
                                                                             ===========      ==========


    (k) To eliminate interest expense related to UtiliQuest's debt that was repaid by Dycom at acquisition. Also eliminated was $569,567 of deferred financing costs related to UtiliQuest's debt agreement that was expense when that agreement was replaced in December 2002 with a new credit agreement. Interest expense remaining for UtiliQuest primarily relates to debt assumed upon acquisition for capitalized leases and a $3.6 million promissory note.

    (l) To reflect reduced interest income from lower cash balances as a result of cash used by Dycom to fund the acquisition and increased interest expense as a result of Dycom borrowing $85.0 million under its credit agreement to finance the acquisition. The acquisition debt carries an interest rate based on LIBOR and pro forma interest rates used were 2.43% on the first $45 million tier and 2.53% on the remaining $40 million tier. If interest rates were to increase or decrease by 1/8% pro forma income before taxes would change by approximately $144,000 for the year ended July 26, 2003 and $36,000 for the three months ended October 25, 2003, reflecting the related impact on interest income and interest expense.

    (m) To record tax expense related to pro forma adjustments using Dycom's statutory rate of 40.0% for the twelve months ended July 26, 2003 and 39.4% for the three months ended October 25, 2003.

                             Dycom Industries, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet


          The following adjustments in the unaudited pro forma condensed combined balance sheet reflect the estimated impact of events that are directly attributable to Dycom's acquisition of certain assets and assumption of certain liabilities related to those net assets of First South and the acquisition of UtiliQuest.

FIRST SOUTH:

    (a) To record the estimated cash portion of the purchase price.

    (b) To eliminate assets not purchased and liabilities not assumed by Dycom.

    (c) To adjust for certain accounts receivable not purchased by Dycom.

        Related party account receivables                           $7,689,208
        Miscellaneous receivables                                       61,170
        Selected customer receivables                                1,570,148
                                                                    ----------
                                                                    $9,320,526
                                                                    ==========

    (d) To record fair market value of property, plant and equipment acquired, as below:

        Historical net book value of property                      $11,010,408
        Eliminate net book value of property not purchased            (708,517)
                                                                   ------------
        Net book value of property acquired                         10,301,891
        Estimated fair market value of property acquired             7,511,206
                                                                   ------------
                                                                   $(2,790,685)
                                                                   ============

        The expected useful lives of these assets valued at fair market value depreciated on a straight-line basis is as follows:

                                                               Number of Years
                                                               ---------------
                  Buildings                                          25
                  Vehicles                                          3-5
                  Equipment and machinery                           3-5



    (e) To eliminate First South's historical goodwill and intangibles.

    (f) To record $41.9 million as goodwill representing the excess of the amount paid over the fair market value of the assets acquired, including the identifiable intangible assets, and the liabilities assumed.

    (g) To record identifiable intangibles arising from the transactions. These assets are amortized on a straight-line basis over their useful lives and consist of the following:

                                                        Estimated Useful Life
                                                        ---------------------
        Tradename                       $650,000              5 years
        Covenant not to compete          800,000              5 years
        Contracts                      1,300,000             15 years
                                      ----------
                                      $2,750,000
                                      ==========

                             Dycom Industries, Inc.
        Unaudited Pro Forma Condensed Combined Balance Sheet (continued)


    (h) To adjust for certain accounts payable not purchased by Dycom described as follows:

        Related party account payable                               $1,559,000
        Miscellaneous payables                                       1,200,000
                                                                    ----------
                                                                    $2,759,000
                                                                    ==========

    (i) To eliminate First South's common stock, additional paid-in capital and retained earnings.

    (j) To record the issuance of Dycom's common stock as part of the purchase price.

    UTILIQUEST:

    (k) To record net cash portion of the purchase price calculated as follows:


        Total estimated purchase price                            $115,696,566
        Borrowings (see note s)                                    (85,000,000)
                                                                  -------------
        Net cash outlay                                           $ 30,696,566
                                                                  =============

    (l) To record fair market value of property, plant and equipment acquired, as below:


        Estimated fair market value of property acquired          $ 16,689,041
        Net book value of property acquired                         16,588,122
                                                                  -------------
                                                                  $    100,919
                                                                  -------------

        The expected useful lives of these assets valued at fair market value depreciated on a straight-line basis is as follows:

                                                             Number of Years
                                                             ---------------
        Leasehold equipment and improvements                      1-4
        Equipment and machinery                                   1-4

    (m) To eliminate UtiliQuest's goodwill and other intangible assets.

    (n) To record $77.3 million as goodwill representing the excess of the amount paid for over fair market value of the assets acquired, including the identifiable intangible assets and the liabilities assumed.

    (o) To record identifiable intangibles arising from the transaction. These assets are amortized on a straight-line basis over their useful lives and consist of the following:

                                                           Estimated Useful Life
                                                           ---------------------
        Tradename                              $4,700,000       Not applicable
        Tradename - Underground Technology        170,000           3 years
        Customer Relationships                 28,000,000          15 years
                                              -----------
                                              $32,870,000
                                              ===========

    (p) To record deferred taxes attributable to the tax effect of pro forma adjustments.

                             Dycom Industries, Inc.
        Unaudited Pro Forma Condensed Combined Balance Sheet (continued)


    (q) To eliminate UtiliQuest debt paid off upon acquisition as follows:

                                                  Historical    Pro Forma payoff
                                                September 30,        amount
                                                    2003         at acquisition
                                                -------------   ----------------
        Capital lease obligation - short term    $4,547,113       $         -
        Revolver debt                             5,422,430         5,422,430
        Current portion of long-term debt         2,500,000         2,500,000
                                                -------------   ----------------
                                                $12,469,543       $ 7,922,430
                                                =============   ================

        Capital lease obligation - long term      $6,114,310      $         -
        Revolver debt                             16,000,000       16,000,000
        Other long-term debt                       6,600,000                -
                                                 -----------      -----------
                                                 $28,714,310      $16,000,000
                                                 ===========      ===========

    (r) To eliminate interest paid off related to payoff of the UtiliQuest debt.

    (s) To record the issuance of $85.0 million debt issued under Dycom's Credit Agreement used to finance the acquisition of UtiliQuest.

    (t) To eliminate UtiliQuest's common stock, additional paid-in capital and retained earnings.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DYCOM INDUSTRIES, INC.

Date:  February 16, 2004                       By: /s/ Steven Nielsen

                                               ------------------------
                                               Name:  Steven Nielsen
                                               Title: President and
                                               Chief Executive Officer

                                  EXHIBIT INDEX

         Exhibit No.           Description
         -------------        --------------

          2.1 Agreement and Plan of Merger, dated as of November 17, 2003, among Dycom Industries, Inc., UtiliQuest Acquisition Corp., UtiliQuest Holdings Corp. and OCM/GFI Power Opportunities Fund, L.P. (incorporated herein by reference to Exhibit 10.3 of the Form 10-Q for the Quarter Ended October 25, 2003 filed by Dycom on December 5, 2003, File No. 001-10613).

          23.1                Consent of PricewaterhouseCoopers.

          99.1 Press Release, dated December 3, 2003 (incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by Dycom on December 4, 2003, File No. 001-10613).